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EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of ATS Medical, Inc. (the "Company") and each related Prospectus of our report dated March 6, 2006, except for Note 2, as to which the date is July 13, 2006, with respect to the consolidated financial statements and schedules of the Company and our report dated March 6, 2006, except for the effects of the material weakness described in the sixth paragraph of such report, as to which the date is July 13, 2006, with respect to management of the Company's revised assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company, included in the Annual Report (Form 10-K/A) for the year ended December 31, 2005.

Form Description

          Form S-8 2000 Stock Incentive Plan (No. 333-55154)

          Form S-8 1998 Employee Stock Purchase Plan (No. 333-49985)

          Form S-8 1987 Stock Option and Stock Award Plan of ATS Medical, Inc. (formerly Helix Biocore, Inc.) (No. 33-44940 and 333-49985)

          Form S-3 Registration Statement pertaining to 4,400,000 shares of ATS Medical, Inc. (No. 333-108150)

          Form S-3 Registration Statement pertaining to 2,727,273 shares of ATS Medical, Inc. common stock (No. 333-43360)

          Form S-3 Registration Statement pertaining to 1,100,000 shares of ATS Medical, Inc. common stock (No. 333-39288)

          Form S-3 Registration Statement pertaining to 3,687,183 shares of ATS Medical, Inc. common stock (No. 113-117331)

          Form S-3 Registration Statement pertaining to $22,400,000 6% Convertible Senior Notes due 2025, warrants to purchase 1,344,000 shares of its common stock and 7,011,200 shares of its common stock issuable upon conversion of the Notes and cash exercise of the warrants (No. 333-129521)

          Form S-8 Registration Statement pertaining to 2,113,000 shares of ATS Medical, Inc. common stock (No. 333-125795)

          Form S-8 Registration Statement pertaining to 1,516,000 options (No. 333-117332)

          Form S-4 Registration Statement pertaining to 19,000,000 shares of ATS Medical, Inc. common stock (No. 333-133341)

                                        /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
July 13, 2006